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                                                                      EXHIBIT 21

PARENT AND SUBSIDIARIES

     UST is an independent corporation without parent. It had the following significant subsidiaries as of December 31, 1997:

                                                                                PERCENTAGE OF
                                                                                OWNERSHIP BY
                                                                                 UST OR ITS
                                                              JURISDICTION OF   WHOLLY OWNED
              NAME OF SUBSIDIARY OR AFFILIATE                  INCORPORATION    SUBSIDIARIES
              -------------------------------                 ---------------   -------------
International Wine & Spirits Ltd............................  Delaware               100%
  Stimson Lane Ltd..........................................  Washington             100%
United States Tobacco Company...............................  Delaware               100%
  United States Tobacco Manufacturing Company Inc...........  Delaware               100%
  United States Tobacco Sales and Marketing Company Inc.....  Delaware               100%
UST Enterprises Inc.........................................  Delaware               100%
UST International Inc.......................................  Delaware               100%

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Certain subsidiaries have been omitted since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.